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                                                                     Exhibit 3.3


                                     BYLAWS
                                       OF

                               e-centives, Inc.

                              ARTICLE I.  OFFICES

     Section 1. Registered Office. The registered office of e-centives, Inc. (hereinafter the "Corporation") shall be in the City of Wilmington, County of New Castle, State of Delaware.

     Section 2. Other Offices. The Corporation may also have headquarters and other business offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.


                           ARTICLE II.  SHAREHOLDERS

     Section 1. Annual Meetings. The annual meeting of the shareholders of the Corporation shall be held at the principal office of the Corporation or at such other place as the Board of Directors may select, not more than six (6) months following the close of the Corporation's fiscal year, for the purpose of electing directors and transacting such other business as may properly come before the meeting. The first annual meeting of the shareholders following the adoption of these Bylaws shall be held in the year 1998.

     Section 2. Special Meetings. Special meetings of the shareholders may be called at any time by: (1) the President, or (2) the President or the Secretary at the written request of (a) a majority of the members of the Board of Directors, or (b) twenty percent or more of the shareholders by number or by aggregate share ownership.

     Section 3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Delaware unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Delaware unless otherwise prescribed by statute, as the place for the holding of such meeting.

     Section 4. Notices of Meetings.

     (a) Except as otherwise provided by statute, written notice of each meeting of shareholders, whether annual or special, stating the purpose for which the meeting is called, and designating the time when, and place where it is to be held, shall be served either personally or by mail, not less than ten
(10) nor more than thirty (30) days before the meeting upon each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be directed to each shareholder at his address as it appears on the stock books of the Corporation, unless he shall have previously

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filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request.

     (b) Notice of any meeting need not be given to any person who may become a shareholder of record after the mailing of such notice and prior to the meeting, or to any shareholder who attends such meeting in person or by proxy, or to any shareholder, who, in person or by attorney thereunto authorized, waives notice of any meeting in writing either before or after such meeting. Notice of any adjourned meeting of shareholders need not be given, unless otherwise required by statute.

     Section 5. Chairman. At all meetings of the shareholders, the President, or, in his absence, the Chairman of the Board (if any), or, in his absence, a chairman designated by the Board of Directors shall preside.

     Section 6. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, thirty (30) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than thirty (30) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

     Section 7. Voting Lists. The officer or agent having charge of the stock transfer books for the shares of the Corporation shall make a complete list of the shareholders entitled to vote at each meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.

     Section 8. Quorum.

     (a) Except as otherwise provided herein, or by statute, or in the Certificate of


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Incorporation (such Certificate and any amendments thereof being hereinafter collectively referred to as the "Certificate of Incorporation"), at all meetings of shareholders of the Corporation, the presence in person or by proxy of shareholders holding of record a majority of the total number of shares of the Corporation, then issued and outstanding and entitled to vote, shall be necessary and sufficient to constitute a quorum for the transaction of any business.

     (b) In the absence of a quorum at any annual or special meeting of the shareholders, the shareholders present in person or by proxy and entitled to vote thereat, or, if no shareholders entitled to vote are present in person or by proxy, any officer authorized to preside at or act as secretary of such meeting, may adjourn the meeting from time to time for a period not exceeding twenty days at any one time, until a quorum shall be present. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called if a quorum had been present.

     Section 9. Voting.

     (a) Except as otherwise provided by statute, or by the Certificate of Incorporation, at each meeting of shareholders, each holder of record of stock of the Corporation entitled to vote thereat shall be entitled to one vote for each share of stock held by him and registered in his name on the books of the Corporation.

     (b) Except as otherwise provided herein, or by statute, or by the Certificate of Incorporation, the affirmative vote of those holding of record in the aggregate at least a majority of the issued and outstanding shares of stock present in person or by proxy and entitled to vote at a meeting of shareholders with respect to a question or matter brought before such meeting shall be necessary and sufficient to decide such question or matter.

     (c) Each shareholder entitled to vote may vote by proxy; provided, however, that the instrument authorizing such proxy to act shall have been executed in writing by the shareholder himself, or by his attorney-in-fact thereunto duly authorized in writing. No proxy shall be valid after the expiration of eleven months from the date of its execution unless the person executing it shall have specified therein the length of time it is to continue in force. Such instrument shall be exhibited to the secretary at the meeting and shall be filed with the records of the Corporation.

     (d)  Voting of Shares by Certain Holders

          (i) Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

          (ii) Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee


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shall be entitled to vote shares held by him without a transfer of such shares into his name.

     (iii) Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

     (iv) A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     (v) Shares standing in the name of a partnership may be voted by any partner or partners having authority to bind the partnership in accordance with any applicable agreement or agreements among the partners of such partnership, provided, that neither the chairman of the meeting, the secretary of the meeting, the Corporation, nor any of its officers or directors shall be required to see that the person or persons voting such shares do so in conformity with such agreement or agreements.

  Section 10. Informal Action by Shareholders. Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by shareholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.


                        ARTICLE III. BOARD OF DIRECTORS


  Section 1. Number, Election and Term of Office.

  (a) Except for the initial Board of Directors, which shall consist of one (1) member, the number of the directors of the Corporation shall be not less than three (3) and not more than five (5).

  (b) Except as herein or in the Certificate of Incorporation otherwise provided, the members of the Board of Directors of the Corporation, who need not be shareholders, shall be elected by the vote of shareholders holding of record in the aggregate at least a plurality of the shares of stock of the Corporation present in person or by proxy and entitled to vote at the annual meeting of shareholders.

  (c) Each director shall hold office until the annual meeting of the shareholders next succeeding his election and until his successor is elected and qualified or until his death, resignation or removal.

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     Section 2. Duties, Powers and Committees.

     (a) The Board of Directors shall be responsible for the control and management of the affairs, property and interests of the corporation, and may exercise all powers of the corporation, except as herein provided, or except as may in the Certificate of Incorporation or by statute be expressly conferred upon or reserved to the shareholders.

     (b) The Board of Directors may create and appoint committees to assist the directors in the conduct of the Corporation's affairs.

     Section 3. Annual and Regular Meetings; Notice.

     (a) A regular annual meeting of the Board of Directors shall be held without other notice than this Bylaw immediately following the annual meeting of the shareholders at the place of such annual meeting of shareholders.

     (b) The Board of Directors from time to time may provide by resolution for the holding of other regular meetings of the Board of Directors and may fix the time and place thereof.

     (c) Notice of any regular meeting of the Board of Directors shall not be required to be given; provided, however, that in case the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be mailed promptly to each director who shall not have been present at the meeting at which such action was taken, addressed to him at his residence or usual place of business, unless such notice shall be waived in the manner set forth in paragraph (c) of Section 4 of this Article III.

     Section 4. Special Meetings; Notice.

     (a) Special meetings of the Board of Directors shall be held whenever called by the President, any Executive Vice President, the Chairman or by a majority of the directors, at such time and place as may be specified in the respective notices or waivers of notice thereof.

     (b) Notice of any special meeting shall be given at least five (5) days prior thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     (c) Notice of any special meeting shall not be required to be given to any director who shall attend such meeting in person or to any director who shall waive notice of such meeting in

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writing or by telegram, radio or cable, whether before or after the time of such meeting; and any such meeting shall be a legal meeting without any notice thereof having been given if all the directors shall be present thereat. Notice of any adjourned meeting shall not be required to be given.

     Section 5. Chairman. At all meetings of the Board of Directors the Chairman, or in his absence, a chairman chosen by the directors then present, shall preside.

     Section 6. Quorum.

     (a) At all meetings of the Board of Directors the presence of a majority of the then total number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law, by the Certificate of Incorporation, or by these Bylaws.

     (b) A majority of the directors present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the same from time to time without further notice, until a quorum shall be present.

     Section 7. Manner of Acting.

     (a) At all meetings of the Board of Directors, each director present shall have one vote, regardless of the number of shares of stock, if any, which he may hold.

     (b) Except as otherwise provided by statute, by the Certificate of Incorporation or by these Bylaws, the action of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

     Section 8. Action Without a Meeting. Any action that may be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed before such action by all of the directors. Written consent may be in the form of a legible telecopy signed by the director in question.

     Section 9. Participation. Members of the Board of Directors (or a committee of the Board) may participate in a meeting of such Board or committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other.

     Section 10. Vacancies. Any vacancy in the Board of Directors, occurring by reason of an increase in the number of directors or by reason of the death, resignation, disqualification, removal or inability to act of any director, or otherwise, shall be filled for the unexpired portion of the term by a majority vote of the remaining directors, though less than a quorum, unless otherwise provided




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by law, at any regular meeting or special meeting of the Board of Directors called for that purpose. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

     Section 11. Resignation. Any director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or such officer, and the acceptance of such resignation shall not be necessary to make it effective.

     Section 12. Removal. Unless otherwise provided by statute any director may be removed with or without cause at any time by the affirmative vote of shareholders holding of record in the aggregate at least a majority of the outstanding shares of stock of the Corporation, at a special meeting of the shareholders called for that purpose.

     Section 13. Compensation. By resolution of the Board of Directors, each director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any director from serving the Corporation in any capacity and receiving compensation therefor.

     Section 14. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     Section 15. Contracts.

     (a) No contract or other transaction between this Corporation and any other corporation shall be impaired, affected or invalidated, nor shall any director be liable in any way by reason of the fact that any one or more of the directors of this Corporation is or are interested in, or is a director or officer, or are directors or officers of such other corporation, provided that such facts are disclosed or made known to the Board of Directors.

     (b) Any director, personally and individually, may be a party to or may be interested in any contract or transaction of this Corporation, and no director shall be liable in any way by reason of such interest, provided that the fact of such interest be disclosed or made known to the Board of Directors, and provided that the Board of Directors shall authorize, approve or ratify such contract or transaction by the vote (not counting the vote of any such director) of a majority or a quorum,

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notwithstanding the presence of any such director at the meeting at which such action is taken. Such director or directors may be counted in determining the presence of a quorum at such meeting. This section shall not be construed to impair or invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law (common, statutory or otherwise) applicable thereto.

     Section 16. Executive Committee. An Executive Committee (if established) shall consist solely of one or more members (in such numbers as the Board of Directors may determine) of the Board. Executive Committee members shall hold office during the pleasure of the Board of Directors. The function of the Executive Committee shall be to exercise all the functions and powers of the Board of Directors between the annual meetings of the Board except as the Board may expressly limit such functions and powers of the Executive Committee.

                              ARTICLE IV. OFFICERS

     Section 1.  Number, Qualification, Election and Term of Office.

     (a) The officers of the Corporation shall consist of a Chairman of the Board (if the Board of Directors so deems advisable and elects), a President (who shall perform the functions of the Chairman of the Board if none be elected), a Secretary, a Treasurer and such number of other officers and assistant officers as the Board of Directors may from time to time deem advisable. The Chairman of the Board and the President shall be and remain directors of the corporation during the term of their office. Any other officer may, but is not required to be a director of the Corporation. Except as otherwise permitted by law, any two or more offices, except the offices of President and Vice President or President and Secretary, may be held by the same person.

     (b) The officers of the Corporation shall be elected by the Board of Directors at the regular annual meeting of the Board following the annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be.

     (c) Each officer shall hold office until the next annual meeting of the Board of Directors next succeeding his election and until his successor shall have been elected and qualified, or until his death, resignation or removal.

     Section 2. Resignation. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors or to the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by such officer and the acceptance of such resignation shall not be necessary to make it effective.

     Section 3. Removal. Any officer may be removed, either with or without cause, and a

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successor appointed for the unexpired portion of such officer's term, by the
President or by the Board of Directors, except that the officers and agents appointed in accordance with the provisions of Section 12 of this Article IV may be removed, either with or without cause, also by a superior officer or by an agent upon whom such power of removal shall have been conferred by the Board of Directors.

     Section 4.  Vacancies.

     (a)  A vacancy in any office specifically designated in Section 1 of this
Article IV, by reason of death, resignation, inability to act, disqualification, or any other cause, shall be filled for the unexpired portion of the term by vote of the Board of Directors regularly convened at any regular or special meeting.

     (b) A vacancy occurring in any office filled in accordance with Section 12 of this Article IV may be filled by vote of the Board of Directors or by any officers or agent upon whom such power shall have been conferred by the Board of Directors.

     Section 5. Chairman of the Board. The Chairman of the Board (if one is elected by the Board) shall, subject to the direction of the Board of Directors, perform such executive, supervisory and management functions and duties as may be assigned to him from time to time by the Board. He shall, if present, preside at all meetings of the Board of Directors.

     Section 6. President. The President shall be the chief executive officer of the Corporation and, subject to the direction of the Board of Directors, shall in general supervise and control all of the business, affairs and property of the Corporation and shall have general supervision over its officers and agents. In general, he shall perform all duties incident to the office of President and shall see that all orders and resolutions of the Board of Directors are carried into effect.

     Section 7. Executive Vice President. During the absence or disability of the President, the Executive Vice President shall exercise all the functions of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

     Section 8. Secretary. The Secretary shall: Record all the proceedings of the meetings of the shareholders and Board of Directors in a book to be kept for that purpose; cause all notices to be duly given in accordance with the provisions of these Bylaws and as required by statute; be custodian of the records and of the seal of the Corporation and cause such seal to be affixed to all certificates representing stock of the Corporation prior to their issuance and to all instruments, the execution of which on behalf of the Corporation under its seal shall have been duly authorized in accordance with these Bylaws; and in general, perform all duties incident to the office of Secretary and such other duties as are given to him by these Bylaws or as from time to time may be assigned to him by the Board of Directors or the President.

     Section 9. Assistant Secretaries. Whenever requested by or in the absence or disability of the


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Secretary, the Assistant Secretary designated by the Board of Directors shall perform all the duties of the Secretary and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Secretary.

     Section 10. Treasurer. The Treasurer shall: Have charge of and supervision over and be responsible for the funds, securities, receipts and disbursements of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever; cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or other depositories as the Board of Directors may select, or as may be elected by any officer or officers or agent or agents authorized so to do by the Board of Directors; cause the funds of the Corporation to be disbursed by checks or drafts, with such signatures as may be authorized by the Board of Directors; keep the books of account of all the business and transactions of the Corporation; and in general, perform all duties as are given to him by these Bylaws or as from time to time may be assigned to him by the Board of Directors or the President.

     Section 11. Assistant Treasurers. Whenever requested by or in the absence of disability of the Treasurer, the Assistant Treasurer designated by the Board of Directors shall perform all the duties of the Treasurer, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer.

     Section 12. Subordinate Officers and Agents. The Board of Directors may from time to time appoint such other officers and agents as it may deem necessary or advisable, to hold office for such period, have such authority and perform such duties as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer or agent the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authorities and duties.

     Section 13. Salaries. The salaries or other compensation of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary or any compensation by reason of the fact that he is also a director of the Corporation. The Board of Directors may delegate to any officer or agent the power to fix from time to time the salaries or other compensation of officers or agents appointed in accordance with Section 12 of this Article IV.

     Section 14. Sureties and Bonds. In case the Board of Directors shall so require, any officer or agent of the Corporation shall execute to the Corporation a bond in such sum and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his hands.


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                ARTICLE V. CONTRACTS, LOANS CHECKS AND DEPOSITS

     Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     Section 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.

     Section 3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents, of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                          ARTICLE VI. SHARES OF STOCK

     Section 1. Certificates of Stock.

     (a) The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and the number of shares and shall be signed by (1) the President or a Vice President, and (2) the Secretary or Treasurer or any Assistant Secretary of Assistant Treasurer, and shall bear the corporate seal.

     (b) When a certificate is signed by a transfer agent or assistant transfer agent or transfer clerk acting on behalf of the Corporation (and by a registrar, if any), the signature of any such President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

     (c) There shall be entered on the stock books of the Corporation at the time of the issuance of each share, the number of the certificate issued, the kind of certificate issued, the name of the person owning the shares represented thereby, the number of such shares, and the date of

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issuance thereof. Every certificate exchanged or returned to the Corporation shall be marked "cancelled" with the date of cancellation.

     Section 2. Lost or Destroyed Certificates. The holder of any shares of stock of the Corporation shall immediately notify the Corporation of any loss or destruction of the certificate representing the same. The Corporation may issue a new certificate in the place of any certificate theretofore issued by it alleged to have been lost or destroyed and the Board of Directors may require the owner of the lost or destroyed certificate, or his legal representatives, to give the corporation a bond, in such sum as the Board may direct and with such surety or sureties as may be satisfactory to the Board, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate. A new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors it is proper to so do.

     Section 3. Transfers of Shares.

     (a) Transfers of shares of the capital stock of the Corporation shall be made on the transfer books of the Corporation by the holder of record thereof, in person or by his duly authorized attorney, upon surrender and cancellation of the certificate or certificates representing such shares.

     (b) The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any, legal, equitable or other claim to, or interest in, such share or shares on the part of any other person whether or not it or they shall have express or other notice thereof, except as otherwise expressly provided by law.

                             ARTICLE VII. DIVIDENDS

     Subject to applicable law, and the Certificate of Incorporation, dividends upon the capital stock of the Corporation may be declared and paid (in cash, property or shares of capital stock) as often, in such amounts and at such time or times as the Board of Directors may determine.

                     ARTICLE VIII. EXECUTION OF INSTRUMENTS

     All checks, drafts, bills of exchange, acceptances, bonds, endorsements, notes or other obligations or evidences of indebtedness of the Corporation, and all deeds, mortgages, indentures, bills of sale, conveyances, endorsements, assignments, transfer, stock powers or other instruments of transfer, contracts, agreements, dividends or other orders, powers of attorney, proxies, waivers, consents, returns, reports, certificates, demands, notices or documents, and other instruments or rights of any nature may be signed, executed, verified, acknowledged and delivered by such person (whether or not officers, agents or employees of the Corporation) and in such manner as from time

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to time may be determined by the Board of Directors.

                            ARTICLE IX. FISCAL YEAR

     The fiscal year of the Corporation shall be determined by the Board of Directors from time to time as the needs of the corporate business require.

                           ARTICLE X. CORPORATE SEAL

     The corporate seal shall be in such form as shall be approved from time to time by the Secretary. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                          ARTICLE XI. WAIVER OF NOTICE

     Unless otherwise provided by law, whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of these Bylaws or under the provisions of the Certificate of Incorporation or under the provisions of the Delaware Corporation Law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                            ARTICLE XII. AMENDMENTS

     These Bylaws may be altered, amended or repealed at any stockholders' meeting by due action of the Corporation's stockholders, provided, however, that no such amendment shall be made at any special meeting of the stockholders, except upon the unanimous affirmative vote of all holders of the outstanding shares of the common stock of the Corporation unless the notice of such special meeting shall have informed the stockholders that the question of amending Bylaws of the Corporation would be considered thereat. These Bylaws may also be altered, amended or repealed by a majority vote of the Board of Directors at any regular or special meeting, provided notice of such alteration, amendment or repeal has been given to each director at least three (3) days prior to such meeting.

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